UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 12, 2007
BabyUniverse, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-32577	65-0797093

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South US Highway One, Suite 500, Jupiter, Florida		33477

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(561) 277-6400
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☒     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 12, 2007, BabyUniverse, Inc. (the “Company”), eToys Direct, Inc. (“eToys”), and Baby Acquisition Sub, Inc. (“Merger Sub”) entered into a First Amendment to Agreement and Plan of Merger (“First Amendment to the Merger Agreement”), amending the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 13, 2007, among such parties, pursuant to which Merger Sub is to merge with and into eToys, with eToys continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). The First Amendment to the Merger Agreement extends, from September 13, 2007 to October 19, 2007, the date after which, if the Merger has then not been consummated, either the Company or eToys may terminate the Merger Agreement (unless the failure of the Merger to have been consummated is primarily attributable to the breach of the party so seeking to terminate the Merger Agreement).
     The First Amendment to the Merger Agreement is included as Exhibit 2.2 hereto and is incorporated herein by reference. The description of the Merger Agreement and the First Amendment to the Merger Agreement contained herein is qualified in its entirely by reference to, respectively, Exhibits 2.1 and 2.2 hereto.
* * * * * *
     This Current Report on Form 8-K (including Exhibits 2.1 and 2.2 hereto) does not constitute an offer of any securities for sale. The Merger will be submitted to the Company’s shareholders for their consideration. In connection with the Merger, the Company has filed a Registration Statement on Form S-4 (as amended, the “Registration Statement”), which includes therein a proxy statement/prospectus, and other materials with the Securities and Exchange Commission (“SEC”). THE COMPANY URGES YOU TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ETOYS AND THE MERGER. Investors may obtain free copies of the Registration Statement, including the proxy statement/prospectus included therein, as well as other filed documents containing information about the Company and the Merger at http://www.sec.gov, the SEC’s website. Free copies of the Company’s SEC filings are also available on the Company’s website at http://www.babyuniverse.com.
     The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information regarding the officers and directors of the Company is included in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on April 2, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, is set forth in the proxy statement/prospectus and other materials filed with the SEC in connection with the Merger.
     This Current Report on Form 8-K (including Exhibits 2.1 and 2.2 hereto) may contain forward-looking statements that involve risks and uncertainties relating to future events or the Company’s future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company’s SEC filings. You are advised to consult further disclosures the Company may make on related subjects in its future filings with the SEC.
     In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct, nor can we guarantee future results, levels of activity, performance or achievements.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 13, 2007, by and among BabyUniverse, Inc., Baby Acquisition Sub, Inc., and eToys Direct, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-32577) filed by BabyUniverse, Inc. on March 16, 2007).

2.2	First Amendment to Agreement and Plan of Merger, dated as of September 12, 2007, by and among BabyUniverse, Inc., Baby Acquisition Sub, Inc., and eToys Direct, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BabyUniverse, Inc.
Dated: September 17, 2007	By:	/s/ Jonathan Teaford
Jonathan Teaford
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 13, 2007, by and among BabyUniverse, Inc., Baby Acquisition Sub, Inc., and eToys Direct, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-32577) filed by BabyUniverse, Inc. on March 16, 2007).

2.2	First Amendment to Agreement and Plan of Merger, dated as of September 12, 2007, by and among BabyUniverse, Inc., Baby Acquisition Sub, Inc., and eToys Direct, Inc.